SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2004

QUESTCOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California	0-20772	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California		94587
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 400-0700

Item 5. Other Events.
SIGNATURE

This Current Report on Form 8-K is filed by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), in connection with the matters described herein.

Item 5. Other Events.

The Company’s Board of Directors (the “Board”) has created the designation of Lead Director and has appointed Brian C. Cunningham, a current member of the Board, to serve as Lead Director until the Company’s next annual meeting of shareholders. As Lead Director, Mr. Cunningham will be responsible for coordinating the activities of the Company’s independent directors, presiding over regularly scheduled meetings of the Board and acting with the Company’s Chairman, President and Chief Executive Officer Charles J. Casamento as a liaison between the Board and investors to provide general board leadership.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2004

QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ CHARLES J. CASAMENTO

Charles J. Casamento
Chairman, President and Chief Executive Officer